EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement on Form S-8 (File No. 333-180723) of SofTech, Inc. of our report dated August 27, 2012 appearing in this Annual Report on Form 10-K of SofTech, Inc. for the year ended May 31, 2012.

/s/ McGladrey LLP

Boston, Massachusetts

August 27, 2012